Exhibit 10.2

CONFIDENTIAL TREATMENT REQUESTED

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SECOND AMENDMENT TO SUPPLY AGREEMENT

This SECOND AMENDMENT TO SUPPLY AGREEMENT (the “Amendment”) is entered into as of December 23, 2008 (the “Second Amendment Effective Date”), by and between HEARUSA, INC., a Delaware corporation (“HearUSA”), and SIEMENS HEARING INSTRUMENTS, INC., a Delaware corporation (“SHI”).

Capitalized terms used herein without definition shall have the meanings given to such terms in the Supply Agreement (as defined in the Recitals).

RECITALS

A.        HearUSA and SHI are parties to (a) the Amended and Restated Supply Agreement dated as of December 30, 2006, as amended by that certain Second Amendment to Credit Agreement and First Amendment to Investor Rights Agreement and Supply Agreement dated as of September 24, 2007 (the “2007 Amendments”) (as amended, the “Supply Agreement”) and (b) the Second Amended and Restated Credit Agreement dated as of December 30, 2006, as amended by that certain First Amendment to Credit Agreement dated as of June 27, 2007 and Second Amendment to Credit Agreement, the 2007 Amendments and the Third Amendment to Credit Agreement of near or even date herewith (as amended, the “Credit Agreement”).

B.        Pursuant to a Stock Purchase Agreement by and between HearUSA and SHI of near or even date herewith (the “Purchase Agreement”), HearUSA and SHI have agreed that SHI shall purchase, and HearUSA shall issue, 6,400,000 shares of HearUSA’s $0.10 par value common stock in consideration of the cancellation of certain trade payables owed to SHI under the Supply Agreement in a face amount equal to the purchase price for such shares.

C.        A condition precedent to SHI’s obligations under the Purchase Agreement is the execution and delivery by HearUSA and SHI of this Amendment.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, HearUSA and SHI agree, as follows:

1.	AMENDMENTS.
(a)	Section 2 of the Supply Agreement is amended in its entirety to read as follows:

2. Term. The term of this Agreement begins on the Effective Date and ends on 10 February 2015 (“Term”).

(b)	Section 3 of the Supply Agreement is amended in its entirety as follows:

3. Terms and Conditions of Sale. HearUSA will submit its orders for Products either on the forms provided by SHI for that purpose or via a website provided by SHI. Net payment is due no later than sixty (60) days after the statement date. All payments shall be in United States dollars and made by wire

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transfer to, and cleared in the account of, SHI no later than 3:00 p.m. EST on the business day preceding the sixtieth (60) day after the statement date. HearUSA shall provide by electronic mail to SHI confirmation of the successful transfer of the funds owed immediately after such transfer and any requested cash application data.

(c)	Section 4.7 of the Supply Agreement is amended in its entirety to read as follows:

4.7. Marketing Allowance. HearUSA will earn a marketing allowance, the funds from which will only be used to reimburse HearUSA’s advertising expenses. The marketing allowance is designed to help promote HearUSA’s practice and SHI’s products in their respective markets. It may only be used for these purposes, and SHI reserves the right to directly pay the advertising vendor (e.g. print or electronic media, mailing houses) that HearUSA uses. The marketing allowance will be credited to the HearUSA's account on the fifteenth day of the month following the month it applies to, provided that HearUSA's trade payables with SHI are within terms, documentation for the advertising expenses is provided to SHI and HearUSA is in compliance with the Minimum Purchase Requirement set forth in Section 4.1. The maximum base marketing allowance shall be $200,000 per month.

(d)       Exhibit A to the Supply Agreement is hereby amended by deleting such Exhibit A and adding in lieu thereof Exhibit A attached hereto.

2.         COVENANT. HearUSA agrees that all trade payables hereunder outstanding as of the Amendment Effective Date and not converted into equity or debt pursuant to the Purchase Agreement or the Credit Agreement shall be payable within sixty (60) days (rather than 75 days) from the statement date for such trade payables.

3.         REPRESENTATIONS AND WARRANTIES. As a material inducement to SHI to execute and deliver this Amendment, HearUSA hereby represents and warrants to SHI (with the knowledge and intent that SHI is relying upon the same in entering into this Amendment) as follows:

(a)       HearUSA has the right and power, and has taken all necessary action to authorize it to execute, deliver, and perform this Amendment in accordance with its terms and to consummate the transaction contemplated hereby.

(b)       This Amendment has been duly executed and delivered by a duly authorized officer of HearUSA, and is a legal, valid, and binding obligation of HearUSA, enforceable against it in accordance with its terms.

(c)       The execution, delivery and performance of this Amendment in accordance with its terms, do not and will not, by the passage of time, the giving of notice, or otherwise conflict with, result in a breach of, or constitute a default under the articles of incorporation or the bylaws of HearUSA, or any indenture, material agreement, or other instrument to which HearUSA is a party or by which it or any of its respective properties may be bound.

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4.	MISCELLANEOUS.

(a)       Effect of Amendment. This Amendment shall not constitute a novation or termination of HearUSA’s obligations under the Supply Agreement or any other Loan Document (as defined in the Credit Agreement); and except as provided in this Amendment, the Supply Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed. On and after the Second Amendment Effective Date, all references to the “Supply Agreement” or the “Agreement” shall be to the Supply Agreement, as herein amended. Except as expressly provided herein, the execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any rights of SHI under the Supply Agreement, nor constitute a waiver under the Supply Agreement.

(b)       Amendment Effective Date. This Amendment, shall be effective as of the Second Amendment Effective Date.

(c)       Reference to Miscellaneous Provisions. This Amendment and the other documents delivered pursuant to this Amendment are part of the Loan Documents referred to in the Credit Agreement, and the provisions relating to Loan Documents set forth in Article VIII of the Credit Agreement are incorporated herein by reference the same as if set forth herein verbatim.

(d)       Costs and Expenses. Each party hereto shall pay its own expenses in connection with the preparation, negotiation, execution, and delivery of this Amendment.

(e)       Counterparts. This Amendment may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes, and all of which constitute, collectively, one agreement. It is not necessary that all parties execute the same counterpart so long as identical counterparts are executed by the Company and Investor.

(f)        Parties. This Amendment is binding on and inures to the benefit of the Company, Investor, and their respective successors and assigns.

[Signatures appear on the following pages.]

CONFIDENTIAL TREATMENT REQUESTED

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment in multiple counterparts as of the Second Amendment Effective Date.

HEARUSA, INC., as the Debtor

By:	/s/ Stephen J. Hansbrough
Name: Stephen J. Hansbrough
Title: Chairman and CEO

SIEMENS HEARING INSTRUMENTS, INC., as Secured Party

By:	/s/ Christi Pedra
Name: Christi Pedra
Title: Chief Executive Officer

By:	/s/ Nicolau Gaeta
Name: Nicolau Gaeta
Title: Chief Financial Officer

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SIGNATURE PAGE TO SECOND AMENDMENT TO SUPPLY AGREEMENT

CONFIDENTIAL TREATMENT REQUESTED

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EXHIBIT A

HearUSA Pricing Schedule for Custom and BTE Products

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